Exhibit 1.01

Conflict Minerals Report

I.                                        Introduction

Based in Charlotte, North Carolina, SPX Corporation is a global multi-industry manufacturing leader with approximately $5 billion in annual revenue, operations in more than 35 countries and over 14,000 employees. Our highly-specialized, engineered products and technologies are concentrated in flow technology and energy infrastructure.

Certain of our products contain materials or components that use tin, tantalum, tungsten and/or gold (“3TG”).  Due to the depth of our supply chain, we are often far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain.  The amount of information available globally on the traceability and sourcing of these ores is extremely limited at this time; this situation is not unique to us.  We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of 3TG are best situated to identify the sources and countries of origin of the 3TG.  We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

The due diligence efforts noted below were undertaken on the products manufactured by us in 2014.

II.                                   Reasonable Country of Origin Inquiry (RCOI)

We instructed our direct suppliers to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template.  The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common tool for reporting conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

In some cases, suppliers were required to provide corrections and clarifications.

As such, we believe our RCOI process was reasonably designed and performed in good faith.

III.                              Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the OECD 2013 Guidelines — OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing. http://dx.doi.org/10.1787/9789264185050-en

IV.                               Due Diligence Measures Performed

Due diligence measures we performed include, but are not limited to, the following:

•                  Reporting to senior management and the Board of Directors regarding the structure of our conflict minerals program.

•                  Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.

•                  Communicating our policy on conflict minerals to direct suppliers.

•                  Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.

•                  Comparing smelters and refiners identified by suppliers to the Conflict Free Sourcing Initiative (“CFSI”) lists of validated conflict free and verified facilities and the US Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities”

(http://www.ita.doc.gov/td/forestprod/DOC-ConflictMineralReport.pdf), and our own independent research.

•                  Developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts, and evaluating the business relationship with suppliers that do not address the risks.

•                  Developing contractual terms and conditions regarding procurement practices that encourage suppliers to purchase raw materials from smelters/refiners which have achieved a conflict free designation by the CFSI’s Conflict Free Smelter Program (“CFSP”) or have an audit program with which CFSI has mutual recognition.

V.                                    Product Determination

We received inconclusive data from our direct suppliers.  Material source information is still developing.  To date, we have received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold we purchased from them directly or indirectly financed or benefitted armed groups in the Democratic Republic of the Congo (“DRC”) or adjoining countries.  Some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

We believe the following smelters/refiners have achieved a conflict free designation by the CFSI’s CFSP or have an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations, or are smelters/refiners for which we independently obtained country of origin information:

Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd

Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation
Gold	Dowa Mining Co., Ltd.
Gold	Eco-System Recycling Co., Ltd.
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Inc.
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co Ltd

Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schöne Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore Precious Metals Thailand
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Gold, Tantalum	Mitsui Mining and Smelting Co., Ltd.
Gold, Tin	Mitsubishi Materials Corporation
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co., Ltd.
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Cooper Santa
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Empresa Metallurgica Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Jiangxi Nanshan
Tin	Linwu Xianggui Smelter Co
Tin	Magnu’s Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation

Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Putra Karya
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Eunindo Usaha Mandiri
Tin	PT HP Metals Indonesia
Tin	PT Justindo
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Rui Da Hung
Tin	Soft Metais, Ltda.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin for conflict minerals from the above smelters/refiners are believed to be:

Angola, Argentina, Armenia, Australia, Austria, Belgium, Belarus, Bermuda, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, Ethiopia, France, Germany, Ghana, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe.  Covered countries were identified only for audited smelters/refiners.

The following facilities were validated as smelters/refiners or have been audited by the CFSI, but country of origin information was not available. We continue to engage with our suppliers to determine the source of 3TG processed at the following facilities and to engage in efforts to determine the mine or location of origin of the 3TG used with greater specificity.

Gold	Doduco**
Gold	Fidelity Printers and Refiners Ltd.
Gold	Hunan Chenzhou Mining Group Co., Ltd.*
Gold	Ishifuku Metal Industry Co., Ltd.**
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	MMTC-PAMP India Pvt. Ltd**
Gold	Republic Metals Corporation**
Gold	Sichuan Tianze Precious Metals Co., Ltd**
Gold	Singway Technology Co., Ltd.**
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Umicore SA Business Unit Precious Metals Refining**
Tantalum	D Block Metals, LLC**
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch**
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd**
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd**
Tantalum	Metal Do

Tantalum	Mineração Taboca S.A.*
Tantalum	Phoenix Metal Ltd
Tantalum	Solikamsk Metal Works**
Tantalum	Treibacher Industrie AG
Tantalum	XinXing Haorong Electronic Material Co., Ltd.**
Tantalum,	H.C. Starck Smelting GmbH & Co.KG**
Tungsten
Tin	CV Gita Pesona**
Tin	CV Venus Inti Perkasa
Tin	Dowa Mining Co., Ltd.*
Tin	PT ATD Makmur Mandiri Jaya**
Tin	PT Donna Kembara Jaya
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima**
Tin	PT Karimun Mining**
Tin	PT Panca Mega Persada**
Tin	PT Rajwa International
Tin	PT Seirama Tin investment
Tin	PT Singkep Times Utama
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA**
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd
Tungsten	Asia Tungsten Products Vietnam Ltd.**
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.**
Tungsten	ERAMET
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.**
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC**
Tungsten	Sanher Tungsten Vietnam Co., Ltd.**
Tungsten	Zigong Cemented Carbide Co., Ltd.

*  Facility has obtained a conflict free audit for a metal different from those indicated in this list.

**  Facility has obtained a conflict free audit but country of origin information was not available to SPX.

VI.                               Product Description

Our products subject to this disclosure are pumps; valves; mixers; plate heat exchangers; dehydration technologies; filtration technologies; dry cooling systems; evaporative and hybrid cooling systems; rotating and stationary heat exchangers; pollution control systems; boilers; heating and ventilation products; power transformers; industrial tools and hydraulic units; spectrum monitoring and signal monitoring systems; fare collection systems; and portable cable and pipe locators.  The conflict minerals necessary to the functionality or production of these products are, to our knowledge, obtained from suppliers who source these metals from the smelters/refiners and countries identified to date and listed in Section V above.

VII.                          Independent Private Sector Audit

Not required for calendar year 2014.